UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event: June 20, 2006

Nexia Holdings, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-2128-D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

c/o Richard Surber, President
59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 8.01 Other Events

On June 20, 2006, Wasatch Capital Corporation., (“Wasatch”) a subsidiary of Nexia Holdings, Inc. (“Nexia”) received a Release of Lien from Hallmark Construction & Development, L.L.C. releasing and discharging a Notice of Mechanic’s Line filed on April 1, 2005 against the Wallace Bennett Building owned by Wasatch. This building is located at 57-65 West 100 South, Salt Lake City, Utah. Wasatch did not pay nor transfer any consideration to Hallmark for the release. A copy of a press release by Nexia regarding the Release is attached hereto as an exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule.

EXHIBIT	PAGE
NO.	NO.	DESCRIPTION

99(i)	3	Nexia Holdings, Inc., Press Release dated June 21, 2005, entitled, Nexia Reports Release of Lien

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Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Date: June 21, 2006	By:	/s/ Richard Surber
Richard Surber CEO, CFO, President and Director

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